UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

International Game Technology PLC

(formerly Georgia Worldwide PLC)

(Exact name of registrant as specified in its charter)

England and Wales	98-1193882
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 Old Jewry, 6th Floor, London	EC2R 8DU, United Kingdom
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, nominal value $0.10	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-199096

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, nominal value $0.10 per share (the “Ordinary Shares”), of International Game Technology PLC (the “Company”), as included under the titles “Material U.K. Tax Considerations”, “The Holdco Shares, Articles of Association and Terms and Conditions of the Special Voting Shares” and “Comparison of Rights of Shareholders of GTECH, IGT and Holdco” in the Prospectus forming a part of the Registration Statement on Form F-4, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 1, 2014 (Registration No. 333-199096), including exhibits, as amended to date and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are to be registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL GAME TECHNOLOGY PLC

Date: April 2, 2015	By:	/s/ Alberto Fornaro
Alberto Fornaro
Director, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer